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                                                                      Exhibit 23



                           CONSENT OF BDO SEIDMAN, LLP



The Board of Directors and Stockholders
Northgate Innovations, Inc. (formerly known as Mcglen Internet Group, Inc.) City of Industry, California



         We consent to the incorporation by reference in the Registration Statement of Northgate Innovations, Inc. on Form S-8 (File No. 333-38622) of our report dated April 12, 2002 relating to our audits of the consolidated balance sheets of Northgate Innovations, Inc. as of December 31, 2001 and 2000, and the related consolidated statements of operations, cash flows and changes in stockholders' (deficit) equity for each of the three years in the period ended December 31, 2001, which report is incorporated by reference in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



/s/ BDO Seidman, LLP

Los Angeles, California

April 15, 2002